OPPENHEIMER ROCHESTER MASSACHUSETTS MUNICIPAL FUND

SPECIAL SHAREHOLDER MEETINGS (Unaudited)

On June 21, 2013, a first shareholder meeting of Oppenheimer Rochester Massachusetts Municipal Fund (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1) as described in the Fund’s proxy statement dated April 12, 2013 (the “Proxy Statement”).  The following is a report of the votes cast:

Nominee/Proposal                                           For                                   Withheld
Trustees

Brian F. Wruble                                           6,781,268                                163,858
David K. Downes                                        6,765,929                                179,197
Matthew P. Fink                                           6,774,006                                171,120
Edmund Giambastiani, Jr.                           6,765,929                                179,197
Phillip A. Griffiths                                        6,765,929                                179,197
Mary F. Miller                                              6,801,801                                143,324
Joel W. Motley                                            6,781,268                                163,858
Joanne Pace                                                 6,786,462                                158,664
Mary Ann Tynan                                         6,801,801                                143,324
Joseph M. Wikler                                         6,774,006                                171,120
Peter I. Wold                                                 6,781,268                                163,858
William F. Glavin, Jr.                                   6,781,268                                163,858

On August 2, 2013, following an adjournment from a second shareholder meeting held on June 21, 2013, a meeting of the Fund was held at which the sub-proposals below (Proposal No. 2 (including all of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s Proxy Statement.   The following is a report of the votes cast:

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain
   2,961,371                                264,485                                808,070

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain
   2,985,430                                242,788                                805,708

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain
   2,961,804                                259,175                                812,947

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                              Against                                Abstain
   3,009,107                                214,451                                810,369

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain
   2,980,404                                243,678                                809,845

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                              Against                                Abstain
   2,957,562                                266,963                                809,401

2h:  Proposal to revise the fundamental policy relating to tax-free securities
For                              Against                                Abstain
    2,942,883                                283,058                                807,984

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain
   2,776,198                                474,634                                783,092

2s:  Proposal to approve a change in the Fund’s investment objective
For                              Against                                Abstain
   2,945,258                                335,601                                753,069

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain
   2,909,034                                336,739                                788,155